UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

PARAMOUNT GOLD AND SILVER CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARAMOUNT GOLD AND SILVER CORP.
665 Anderson Street
Winnemucca, Nevada 89445
(775) 625-3600

Notice of Annual Meeting of Stockholders
December 18, 2014

To the stockholders of Paramount Gold and Silver Corp.:

   The annual meeting (the “Meeting”) of stockholders of Paramount Gold and Silver Corp., a Delaware corporation (“Paramount”, “Company”, “we”, or “our”), will be held on December 18, 2014, at 9:00 a.m., local time, at The Westin Beach Resort, (Rio Vista 1 Room) 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304, to consider and vote on the proposals listed below and to transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting:

1.  Election of Directors.    To elect the following seven members of the Board of Directors of Paramount (the “Board”) to serve until the 2015 annual meeting of stockholders or until their successors are elected and qualified or their earlier death, resignation or removal: Christopher Crupi, Michel Yvan Stinglhamber, Dr. John Carden, Robert Dinning, Christopher Reynolds, Eliseo Gonzalez-Urien and Shawn Kennedy;

2.  Ratification of Independent Auditors.    To ratify the appointment of MNP LLP as Paramount’s independent registered public accounting firm for the fiscal year ending June 30, 2015;

3.  “Say on Pay”.  To consider and approve on an advisory basis (non-binding vote) the compensation of our named executive officers as described in the Compensation Discussion & Analysis, tabular disclosure and accompanying narrative disclosure set forth in our 2014 proxy statement; and

4.  Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on October 20, 2014 are entitled to receive notice of, to attend, and to vote at, the Meeting.  Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

Paramount is pleased, pursuant to the rules of the Securities and Exchange Commission (the “SEC”), to furnish proxy materials over the internet to our shareholders.  We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Meeting.

Your vote is very important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you expect to attend the Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible in accordance with the instructions on the enclosed proxy card. Submitting a proxy now will help assure a quorum and avoid added proxy solicitation costs. It will not prevent you from voting in person at the Meeting.

By order of the Board of Directors,

Christopher Crupi, CEO
October 24, 2014

Neither the U.S. Securities and Exchange Commission nor any state, provincial or territorial securities regulatory agency or authority has passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

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PARAMOUNT GOLD AND SILVER CORP.
665 Anderson Street
Winnemucca, Nevada 89445
(775) 625-3600

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
December 18, 2014

This proxy statement and the accompanying form of proxy are being furnished to stockholders of Paramount Gold and Silver Corp., a Delaware corporation (“Paramount”), in connection with the solicitation of proxies by the board of directors of Paramount (the “Board”) for use at the annual meeting (the “Meeting”) of our stockholders to be held on December 18, 2014, at 9:00 a.m., local time, at The Westin Beach Resort, (Rio Vista 1 Room) 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304.

At the Meeting, Paramount’s stockholders are being asked to consider and vote on:

1.	a proposal to elect director nominees to the Board (Proposal No. 1);

2.	a proposal to ratify the appointment of MNP LLP as Paramount’s independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No.2); and

3.	to approve, by non-binding advisory vote, executive compensation (Proposal No. 3).

Paramount does not expect a vote to be taken on any other matters at the Meeting. If any other matters are properly presented at the Meeting for consideration, the holders of the proxies, if properly authorized, will have discretion to vote on any additional matters in accordance with their best judgment. Representatives from MNP LLP are not expected to be present at the Meeting.

The Board unanimously recommends that Paramount stockholders vote “FOR” each of the above proposals.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet.  As a result, we will mail, on or before November 6, 2014, a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders of record and beneficial owners as of close of business on October 20, 2014.  On the date of mailing of the Notice, all record and beneficial owners will have the ability to access all of the proxy material on a website referred to and at the URL address included in the Notice.

The Notice will also identify the date, the time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the proxy statement, our annual report and a form of proxy relating to the annual meeting; information on how to access and vote the form of proxy; and information on the location of the meeting to attend and vote in person.  These proxy material will be available free of charge.

Brokers and other nominees who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are not permitted to vote on such proposals.  The absence of votes from brokers is referred to as broker non-votes.  Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Approval of the various proposals to be voted upon at the Meeting may require different votes:

•	The seven directors identified in Proposal No. 1 will be elected upon a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors;

•	The following proposals presented will be approved if they receive the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, and abstentions and broker non-votes will not be counted:

•	Proposal No. 2 relating to ratification of the appointment of Paramount’s independent registered public accounting firm;

•	Proposal No. 3 relating to the non-binding advisory vote on the compensation of our named executive officers (“say-on-pay”);

Important Note

In deciding how to vote on the matters described in this proxy statement, you should rely only on the information contained in this proxy statement and the Exhibits attached hereto.  Paramount has not authorized any person to provide you with any information that is different from what is contained in this proxy statement.

The information contained in this proxy statement speaks only as of the date on which this proxy statement was filed unless the information specifically indicates that another date applies.  This proxy statement is dated October 24, 2014 and Notice is first being mailed to Paramount stockholders on November 6, 2014.

If you have any questions about the matters described in this proxy statement, you may contact Paramount Gold and Silver Corp., 665 Anderson Street, Winnemucca, Nevada, 89445, Attn: Christopher Crupi.

Record Date and Voting Information

 Only holders of record of Paramount common stock at the close of business on October 20, 2014 are entitled to notice of, and to vote at, the Meeting. At the close of business on October 20, 2014, 162,027,422 shares of Paramount common stock were outstanding and entitled to vote. A list of Paramount’s stockholders will be available for review at Paramount’s offices during regular business hours after the date of this proxy statement and through the date of the Meeting. Each holder of record of Paramount common stock on the record date will be entitled to one vote for each share held.  The presence, in person or by proxy, of the holders of one-third of the voting power of the common stock of Paramount entitled to vote at the Meeting shall constitute a quorum for the transaction of business and abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

 All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote in person at the Meeting, the stockholder must contact his or her broker or bank and obtain from the record holder a “legal” proxy issued in the stockholder’s name. Brokers who hold shares in “street name” for clients do not have authority to vote on any matters unless the broker receives instructions from beneficial owners. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting.

 Proxies received at any time before the Meeting and not revoked or superseded before being voted will be voted at the Meeting. If the proxy specifies how it should be voted, it will be voted in accordance with such specification. If no specification is indicated, the proxy will be voted “FOR” the approval of election of the directors, “FOR” the ratification of MNP LLP as the independent registered public accounting firm, “FOR” the approval of compensation of our named executive officers as disclosed in this proxy statement, and with respect to any other business that may properly come before the Meeting or any adjournment of the Meeting voted in the discretion of the persons named in the proxy. You may also vote in person by ballot at the Meeting.

Revocation of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted.   You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date.

•	You may notify us in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Meeting, that you are revoking your proxy.

•	You may vote in person at the Meeting.

 If your Paramount shares are held in the name of a bank, broker, trustee or other holder of record, including the trustee or other fiduciary of an employee benefit plan, you must contact your bank or broker and obtain a “legal” proxy, executed in your favor from the holder of record to be able to vote in person at the Meeting.

Expenses of Proxy Solicitation

 Paramount will pay the costs of soliciting proxies for the Meeting. Officers, directors and employees of Paramount may solicit proxies by telephone, mail, the Internet or in person. However, they will not be paid for soliciting proxies. Paramount will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from, those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. To the extent necessary, Paramount intends to use a third party proxy solicitor to assist it in the solicitation of proxies, using the means referred to above.

Adjournments

Although it is not expected, the Meeting may be adjourned for any reason by either the Chairman of the Meeting or the holders of a majority of the voting power of the stock present, in person or by proxy, and entitled to vote at the Meeting. Notice of an adjourned meeting need not be given if the time and place, if any, or the means of remote communications to be used rather than holding the meeting at any place are announced at the meeting so adjourned. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Such notice will be mailed to you or transmitted electronically to you and will be provided not less than 10 days or more than 60 days before the date of the adjourned meeting and will set forth the purpose of the meeting.

OTHER MATTERS

 The Board is not aware of any business to be brought before the Meeting other than that described in this proxy statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

 The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals and the Meeting. You should still carefully read this entire proxy statement, including the attached Exhibit A.

Why am I receiving these materials?

You are receiving these materials because, as of October 20, 2014, the Record Date for the Meeting, you owned shares of Paramount common stock.  Paramount has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail, in connection with the Company’s Board of Directors’ solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, December 18, 2014 at  9:00 a.m.  These proxy materials give you information to determine how to vote in connection with the Meeting.

What proposals will be voted on at the Annual Meeting?

Shareholders will vote on three proposals at the Meeting:

•	The election to the Board of the seven nominees named in this Proxy Statement (Proposal No. 1);

•	Ratification of appointment of MNP LLP as Paramount’s independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2);

•	Approval, by non-binding vote, regarding an advisory vote on executive compensation (Proposal No. 3);

What are the Board of Directors’ voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal No. 1);

•	“FOR” ratification of appointment of MNP LLP as Paramount’s independent registered public accounting firm for the fiscal year ending June 30, 2015 (Proposal No. 2);

•	“FOR” the proposal regarding a non-binding advisory vote on executive compensation (Proposal No. 3).

Where is Paramount’s head office? And what is Paramount’s main telephone number?

Our head office is located at 665 Anderson Street, Winnemucca, Nevada, 89445. Our telephone number is (775) 625-3600.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy material instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (“Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet to expedite the stockholders’ receipt of proxy material, help lower the cost of the annual meeting and reduce the environmental impact of its annual meetings.

However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice.

How can I get electronic access to the proxy material?

The Notice will provide you with instructions regarding how to access the proxy materials on the Internet for the Meeting.  Also, the Notice will indicate how to instruct Paramount to send future proxy materials to you by email.  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Meeting of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Annual Report on Form 10-K accompanies the proxy materials but is not considered part of the proxy soliciting materials.

You can also access proxy materials on the Company’s website at www.paramountgold.com/pzgproxy.

Who is entitled to vote at the Annual Meeting?

For each Matter, shareholders have one vote for each share of Company common stock held by such shareholder as of the Record Date (defined in next sentence). Only shareholders of record as of the close of business on October 20, 2014 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Meeting.  As of the Record Date, there were 162,027,422 shares of Paramount’s common stock issued and outstanding.

How do I vote my shares if I am a shareholder of record?

There are four ways to vote:

•	In person. If you are a shareholder of record, you may vote in person at the Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the ballot.

•	By Telephone. With your proxy card in hand, you may vote by proxy by calling the toll free number found on the ballot.

•	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

How do I vote my shares if I am a beneficial owner of shares held in street name as of the Record Date?

There are four ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the ballot.

•	By Telephone. With your proxy card in hand, you may vote by proxy by calling the toll free number found on the ballot.

•	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

What is the quorum requirement for the Meeting?

One-third of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on the matter, and abstentions and broker non-votes will be counted as present for purposes of establishing a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Meeting will be adjourned until a quorum is obtained

How are proxies voted?

All shares represented by valid proxies received prior to the Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

How are votes counted?

Votes will be counted by the inspector of election appointed at the Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposals from the beneficial owner.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and with respect to any other matters properly presented for a vote at the Meeting as the proxy holders may determine in their discretion.

Brokers and other nominees who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are not permitted to vote on these proposals. The absence of votes from brokers is referred to as broker non-votes.  Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Can I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•      You may send in another proxy with a later date.

•      You may notify Paramount in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at its corporate offices before the Meeting, that you are revoking your proxy.

•      You may vote in person at the Meeting.

What happens if I do not vote?

The presence, in person or by proxy, of one-third of the votes entitled to be cast on the matter by a voting group is necessary to constitute a quorum at the Meeting. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not receive voting instructions on any proposal are not permitted to vote.  They are counted as present for the purposes of determining the existence of a quorum at the Meeting.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote in person at the Meeting, the stockholder must contact his or her broker or bank and obtain from the record holder a “legal” proxy issued in the stockholder’s name.  Absent specific instructions from the beneficial owners of the shares, brokers who hold shares in “street name” for clients no longer have the authority to vote on proposals when they have not received instructions from beneficial owners. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting.

Who bears the cost of soliciting proxies?

Paramount will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. Paramount estimates that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $15,000 plus out-of-pocket expenses.

In addition to soliciting proxies by mail, certain members of the Company’s directors, officers, and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on the Company’s behalf.

Where can I find more information about Paramount?

Paramount filed its 2014 annual report on Form 10-K with the SEC on September 9, 2014.  That report, together with other corporate filings is available for your review on the Internet by visiting the SEC’s website located at www.sec.gov. Copies of any reports, including exhibits, will be furnished to stockholders upon written request. All written requests should be directed to: Christopher Crupi, Paramount Gold and Silver Corp.  665 Anderson Street, Winnemucca, Nevada, 89445.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that Paramount file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including Paramount, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, Paramount’s Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Paramount’s filings with the applicable Canadian securities regulators are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”), and may be viewed at the following website address: www.sedar.com.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

  The directors believe that one of their primary responsibilities is to promote a culture of ethical behavior throughout Paramount by setting examples and by displaying a sustained commitment to instilling and maintaining deeply ingrained principles of honesty and decency. Consistent with these principles Paramount has, among other things, adopted:

•	written charters for our Audit Committee, Compensation Committee and Nominating and Governance Committees; and

•	a Code of Ethics for our officers, directors and employees.

The committee charters and Code of Ethics are available on Paramount’s website located at www.paramountgold.com. Copies of these documents are also available upon written request to Paramount’s Secretary. Paramount will post information regarding any amendment to, or waiver from, its Code of Ethics on its website.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board will adopt changes to policies and practices that are in the best interests of Paramount and as appropriate to comply with any new requirements of the Commission or any Exchange listing requirements.

Director Independence

As part of Paramount’s Corporate Governance Guidelines and in accordance with the rules of the NYSE MKT LLC (“NYSE MKT”), the Board has established a policy requiring a majority of the members of the Board to be independent. The Board has determined that Dr. Carden and Messrs., Gonzalez-Urien, Reynolds, Stinglhamber, Dinning and Kennedy satisfy the listing standards of the NYSE MKT.

Communications with the Board

Stockholders and other interested parties may communicate with the Board or specific directors by mail addressed to: Board of Directors, c/o Paramount Gold and Silver Corp., 665 Anderson Street, Winnemucca, Nevada, 89445. Attn: Robert Dinning. If you wish to communicate with a specific director, the communication should be sent to the indicated address with the name of the director appearing on the front cover of your communication.

AUDIT COMMITTEE

The Audit Committee currently consists of Christopher Reynolds (Chair), Dr. John Carden and Robert Dinning.  The Board has determined that each member of the Audit Committee is independent under NYSE MKT rules and Rule 10A-3 under the Exchange Act.  Each member of the Audit Committee is financially literate and experienced in financial matters and has not participated in the preparation of Paramount’s financial statements at any time during the past three years. The Board has also determined that both Mr. Dinning and Mr. Reynolds are “audit committee financial experts” within the meaning of applicable SEC regulations.

The Audit Committee assists the Board in its oversight of Paramount’s financial reporting, focusing on the integrity of Paramount’s financial statements, Paramount’s compliance with legal and regulatory requirements, the qualifications and independence of Paramount’s independent auditor and the performance of Paramount’s internal audit function and independent auditor. The Audit Committee’s primary responsibilities include:

•	acting as the direct contact with Paramount’s independent auditor, who is ultimately accountable to the Audit Committee and the Board;

•	appointing the independent auditor, setting the terms of compensation and retention for the independent auditor and overseeing the work of the independent auditor;

•	pre-approving all audit and non-audit services provided to Paramount by the independent auditor, except for items exempt from pre-approval requirements under applicable law; and

•	acting in respect of all other matters as to which Audit Committee action is required by law or applicable listing standards.

The Audit Committee’s responsibilities and key practices are more fully described in its written charter.  In accordance with the rules of the NYSE MKT, the Audit Committee reviews and reassesses the adequacy of its written charter on an annual basis.

Audit Committee Report

Following is a report of our Audit Committee for the fiscal year ended June 30, 2014.

The Audit Committee is currently composed of three directors who are neither officers nor employees of Paramount. All members of the Committee are independent for purposes of Audit Committee service.

In connection with its review of the audited financial statements appearing in Paramount’s annual report on Form 10-K for the fiscal year ended June 30, 2014, the Audit Committee:

•	discussed the audited financial statements with Paramount’s management and Paramount’s independent auditors, MNP LLP;

•	discussed with Paramount’s independent registered public accounting firm those matters required to be discussed under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•	received and reviewed the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with our independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Paramount’s annual report on Form 10-K for the fiscal year ended June 30, 2014, which annual report was subsequently filed with the SEC on September 9, 2014.

The Audit Committee has selected and engaged MNP LLP as our independent auditor to audit and report to Paramount’s stockholders on Paramount’s financial statements for the fiscal year ending June 30, 2015.

The Audit Committee met four times during the fiscal year ended June 30, 2014.

Submitted by the Audit Committee of the Board,
Christopher Reynolds, Chair
Robert Dinning
John Carden

COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Dinning (Chair), Stinglhamber, Gonzalez-Urien and Kennedy. The Compensation Committee met four times during the fiscal year ended June 30, 2014.

The Compensation Committee assists the Board in overseeing executive compensation and administers Paramount’s executive bonus and equity compensation plan. The Compensation Committee’s primary responsibilities include:

•	evaluating the performance of and establishing compensation for Paramount’s Chief Executive Officer;

•	establishing compensation levels for Paramount’s directors and executive officers and reviewing executive compensation matters generally;

•	making recommendations to the Board with respect to approval and adoption of all cash and equity-based incentive plans; and

•	approving awards of options, restricted shares, restricted share units and other equity rights to executive officers.

The Compensation Committee’s responsibilities include recommending to the Board a compensation package for the Company’s Chief Executive Officer. The Compensation Committee’s further responsibilities are discussed more fully in its charter.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and these discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Paramount’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

Submitted by the Compensation Committee of the Board,
Robert Dinning, Chair
Michel Yvan Stinglhamber
Eliseo Gonzalez-Urien
Shawn Kennedy

NOMINATING COMMITTEE

The Nominating Committee currently consists of Messrs. Stinglhamber (Chair), Gonzalez-Urien, and Dr. Carden.  All members of the Nominating Committee are independent directors.

During the fiscal year ended June 30, 2014, the Nominating Committee met once.

The Nominating Committee assists the Board in carrying out its oversight responsibilities relating to the composition of the Board. The Nominating Committee’s primary responsibilities include considering and making recommendations to the Board with respect to nominees for election to the Board consistent with criteria approved by the Board or the Nominating  Committee, including director candidates submitted by Paramount’s stockholders.

The Nominating Committee’s responsibilities and key practices are more fully described in its charter.

Director Nominees

The Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The Committee may consider candidates recommended by Paramount’s directors, members of management, professional search firms or stockholders. These candidates may be considered at any point during the year.  The members of the Nominating Committee evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing other relevant information. Candidates whose evaluations are favorable are then chosen by a majority of the members of the Nominating Committee to be recommended for nomination by the full Board. The full Board then selects and nominates candidates for election as directors by the stockholders at the annual meeting.

To date, our Nominating Committee has not paid a fee to any third party to identify or evaluate prospective nominees.

Qualifications

In evaluating nominees for election as a director, the Nominating Committee considers a number of factors, including the following:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community and otherwise;

•	reputation in a particular field or area of expertise;

•	current knowledge and contacts in the markets in which Paramount does business and in Paramount’s industry and other industries relevant to Paramount’s business;

•	the ability and willingness to participate fully in board activities, including attendance at, and active participation in, meetings of the Board and its committees;

•	the skills and personality of the nominee and how the Nominating Committee perceives the nominee will fit with the existing directors and other nominees in maintaining a Board that is collegial and responsive to the needs of Paramount and its stockholders;

•	the willingness to represent the best interests of all of Paramount’s stockholders and not just one particular constituency; and

•	diversity of viewpoints, background and experience, compared to those of existing directors and other nominees.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee consists of Robert Dinning (Chair), Dr. John Carden, Eliseo Gonzalez-Urien, Shawn Kennedy, Christopher Reynolds and Michel Yvan Stinglhamber.  The Corporate Governance Committee met once during the fiscal year ended June 30, 2014.

   The Corporate Governance Committee assists the Board by regularly assessing and making recommendations to improve the Company’s governance practices.

MATTERS RELATING TO CORPORATE GOVERNANCE

The Board and its Committees

Our Board currently consists of seven directors. They are: Christopher Crupi, Dr. John Carden, Michel Yvan Stinglhamber, Robert Dinning, Eliseo Gonzalez-Urien, Christopher Reynolds and Shawn Kennedy.  The rules of the NYSE MKT require that a majority of our directors be independent directors.  The Board has determined that Dr. Carden and Messrs. Dinning, Stinglhamber, Eliseo Gonzalez-Urien, Reynolds and Kennedy are independent directors having satisfied the independence requirements pursuant to the “non-employee director” definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act and National Instrument 58-101 of the Canadian Securities Administrators (“CSA”) and pursuant to the “independent director” definition in Section 803A of the rules of the NYSE MKT.  Mr. Reynolds and Mr. Dinning are considered “financial experts”.

During our last fiscal year, our Board met a total of eight times.   Each of our directors attended no less than 75% of our director meetings and no less than 75% of any committee meetings on which they serve.  Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend and historically more than a majority have done so either in person or made themselves available by telephone.

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, and a Nominating Committee.  A minimum of three directors serve on each committee. Current membership on the various committees is as follows:

•	Audit Committee: Christopher Reynolds (Chair), Robert Dinning and Dr. John Carden;

•	Compensation Committee: Robert Dinning (Chair), Michel Yvan Stinglhamber, Shawn Kennedy and Eliseo Gonzalez-Urien;

•	Corporate Governance Committee: consists of six independent members of the Board of Directors with Robert Dinning serving as Chair; and

•	Nominating Committee: Michel Yvan Stinglhamber (Chair), Dr. John Carden and Eliseo Gonzalez-Urien.

The committees generally meet throughout the year to review matters within each committee’s jurisdiction as more fully set forth below.  Our Audit Committee met a total of four times during the last fiscal year.  Our Nominating Committee met once during the last fiscal year.  Our Compensation Committee met four times during the last fiscal year. Our Corporate Governance Committee meet once during the fiscal year ended June 30, 2014.

Copies of the charters of each of these committees are available on Paramount’s website located at www.paramountgold.com.

The Audit Committee oversees the accounting and financial reporting processes of Paramount and audits of the financial statements of Paramount. The Audit Committee has the sole authority to retain and terminate the independent registered public accounting firm that examines our financial statements.

The primary purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of our executive officers, to review the amount and form of compensation payable to our executive officers and to report to the Board on an annual basis, making recommendations regarding compensation of our executive officers. In addition, the Compensation Committee administers our equity compensation plans.

The primary purpose of the Nominating Committee is to identify and recommend individuals qualified for nomination to serve on our Board. Some of the criteria which we deem important to the nomination process include: work experience, reputation, ability to interact with current directors, and availability for meetings and for general corporate input.

The Corporate Governance Committee is comprised of all the independent board members.  The primary purpose of the Corporate Governance Committee is to assess and improve the Company’s governance practices.  As part of its review, the Corporate Governance Committee regularly considers whether or not there were any issues which could potentially undermine the independence of the Board.  It was noted that six of seven directors were independent of management and that appropriate procedures were in place to prevent conflicts of interest.

Code of Ethics

The Board has adopted a Code of Ethics that applies to all our directors and employees, including our principal executive officer and principal financial officer. A copy of the Code is currently available on our website at www.paramountgold.com.

EXECUTIVE OFFICERS AND DIRECTORS

Paramount’s executive officers and directors are:

Name	Age	Position	Held Since
Christopher Crupi	45	Director and Chief Executive Officer	2005
Dr. John Carden	67	Director	2006
Michel Yvan Stinglhamber	81	Director	2007
Robert Dinning	75	Director	2008
Eliseo Gonzalez-Urien	73	Director	2009
Christopher Reynolds	50	Director	2009
Shawn Kennedy	63	Director	2010
Carlo A. Buffone	44	Chief Financial Officer	2010
Glen Van Treek	49	VP, Exploration and Chief Operating Officer	2011
Michael Clancy	49	Secretary	2007

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains the Company’s executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion in accordance with SEC rules:

Christopher Crupi	Chief Executive Officer
Carlo Buffone	Chief Financial Officer
Glen Van Treek	Chief Operating Officer and V.P. Exploration

Overview of Compensation Program

The Company’s goal for its executive compensation program is to attract, motivate and retain a team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.  The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long term interests.

The Company’s goal is to keep its executive compensation program simple in design.  The Company maintains written employment agreements with each named executive officers which the key terms are presented in the following discussion.

Determining Compensation for the Named Executive Officers

The compensation program for the named executive officers is designed to be externally competitive and internally consistent and equitable.  Each named executive is expected to demonstrate exceptional performance and to contribute to the success of the Company.

The Compensation Committee determines all compensation for the named executive officers.  Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in the officer’s compensation are appropriate.  At the Compensation Committee’s request, the CEO provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers.  The CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation.

The Compensation Committee identified a group of peer companies to use for compensation comparison purposes for the fiscal year ended June 30, 2014.  In determining the peer group, the Compensation Committee selected companies which are considered comparable to the Company in terms of industry, stage of development and market capitalization.  All the comparable companies are publically traded and do not earn revenues from operations.  The following is the complete list of peer companies used in the comparison:

Banro Corporation	Victoria Gold Corp.	Romarco Minerals, Inc.
Guyana Goldfields Inc.	Rubicon Minerals Corporation	Torex Gold Resources
Asanko Gold	Sabina Gold and Silver Corporation	Silver Corp Metals Inc.
MAG Silver Corporation	Seabridge Gold Inc.	Pretium Resources Inc.

The Compensation Committee reviews both compensation and performance at peer companies so it can set total compensation levels that it believes are commensurate with the Company’s performance.  The Compensation Committee does not set compensation components to meet specific benchmarks as compensation benchmarking does not take into account specific performance of the named executive officers, or performance of the Company.

Although employed in past, the Compensation Committee did not retain the services of an independent executive compensation consulting firm to advise the Compensation Committee on matters relating to the compensation of its named executive officers.

The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”).  At the Company’s annual meeting of shareholders held in December 2013, a substantial majority of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal.  The Compensation Committee believes this affirms shareholders’ support of the Company’s approach to executive compensation, and did not change its approach during the Company’s 2014 fiscal year.  The Compensation Committee and the Board will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of the Compensation Program

The Company’s executive compensation program is simple in design.  It consists of three components:

•	Base salaries;

•	Annual performance-based cash bonuses; and

•	Stock option awards.

Base Salary

Base salaries help attract and retain executives.  The base salaries for our named executives were below the median and average base salaries generally provided by peer companies.

Performance-Based Cash Bonuses

The Compensation Committee awards performance-based cash bonuses to compensate the named executive officers for achieving individual and Company-specified annual performance goals. The individual and Company annual performance goals are set by the Board on an annual basis.   Peer company target bonuses targets range from 50% to 100% of base salary.

Equity-Based Compensation

The Company believes equity-based compensation encourages our named executive officers and other employees to align the Company’s interests with those of our shareholders.  The Company also believes equity-based compensation is an effective tool in attracting, motivating and retaining talented executives and employees.  Equity-based compensation is inherently performance-based as it delivers value to the option holder only if the value of our stock increases.

The Compensation Committee and the entire Board has not established any quantifiable criteria with respect to the level of grants of Company stock or options.   Typically equity-based compensation decisions are made on an annual basis for the Company’s named executive officers and key employees.  The Compensation Committee has discretion to grant equity based awards with different vesting schedules to named executive officers, employees and consultants.

All stock options were granted at the market price of our common stock on the date of grant. Under Generally Accepted Accounting Principles (“GAAP”) we were required to value these grants based on the date of grant. The dollar value of both the stock options and the stock awards are accounting entries and do not necessarily reflect actual compensation received by any of our officers.

Retirement Benefits

We currently do not offer any type of retirement savings plan for our executive officers, directors or employees.

Perquisites

None of our executive officers have perquisites in excess of $10,000 in annual value.

Employment Agreements

As of June 30, 2014 , the Company had employment agreements with each of its named executive officers.  Each agreement specifies the terms and conditions of employment.

Christopher Crupi

Effective November 5, 2012, Paramount entered into an amended employment agreement with Christopher Crupi, its Chief Executive Officer.  The agreement provides the following:  (i) remuneration of a minimum annual base salary of $300,000 (Canadian Dollars); (ii) employee benefits comparable to those of other senior employees of Paramount; and (iii) performance bonuses and stock options on a periodic basis at the discretion of the Board of Directors.  The agreement also provides amounts to be paid upon termination of his employment, such amounts to depend on whether the termination was initiated by Paramount or by Mr. Crupi, whether the termination was for good reason or just cause or with or without the Company consent and whether the termination was due to his death or disability.  Good reason shall include, without limitation, the occurrence of the following: (a) a Control Change; (b) a change (other than those clearly consistent with a promotion) in position or duties, responsibilities, or title or office; and (c) a reduction in base salary.  In the case of termination for good reason, Mr. Crupi shall be entitled to an amount equal to the annual salary at the date of termination, an amount equal to the average annual bonus paid to Mr. Crupi in the previous two years and an amount equal to all outstanding and accrued vacation pay to the date of termination.  If employment is terminated as a result of a Control Change, the aggregate of two times annual compensation be paid upon termination, and that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

Carlo Buffone

Effective November 5, 2012, Paramount entered into an amended employment agreement with Carlo Buffone, its Chief Financial Officer.  The agreement provides the following:  (i) remuneration of a minimum annual base salary of $200,000 (Canadian Dollars); (ii) employee benefits comparable to those of other senior employees of Paramount; and (iii) performance bonuses and stock options on a periodic basis at the discretion of the Board.  The agreement also provides amounts to be paid upon termination of his employment, such amounts to depend on whether the termination was initiated by Paramount or by Mr. Buffone, whether the termination was for good reason or just cause or with or without the Company consent and whether the termination was due to his death or disability.  Good reason shall include, without limitation, the occurrence of the following: (a) a Control Change; (b) a change (other than those clearly consistent with a promotion) in position or duties, responsibilities, or title or office; and (c) a reduction in base salary.  In the case of termination for good reason, Mr. Buffone shall be entitled to an amount equal to the annual salary at the date of termination, an amount equal to the average annual bonus paid to Mr. Buffone in the previous two years and an amount equal to all outstanding and accrued vacation pay to the date of termination.  If employment is terminated as a result of a Control Change, the aggregate of two times annual compensation be paid upon termination, and that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

Glen Van Treek

Effective November 5, 2012, Paramount entered into an amended employment agreement with Glen Van Treek, its Chief Operating Officer.  The agreement provides the following:  (i) remuneration of a minimum annual base salary of $200,000; (ii) employee benefits comparable to those of other senior employees of Paramount; and (iii) performance bonuses and stock options on a periodic basis at the discretion of the Board.  The agreement also provides amounts to be paid upon termination of his employment, such amounts to depend on whether the termination was initiated by Paramount or by Mr. Van Treek, whether the termination was for good reason or just cause or with or without the Company consent and whether the termination was due to his death or disability.  Good reason shall include, without limitation, the occurrence of the following: (a) a Control Change; (b) a change (other than those clearly consistent with a promotion) in position or duties, responsibilities, or title or office; and (c) a reduction in base salary.  In the case of termination for good reason, Mr. Van Treek shall be entitled to an amount equal to the annual salary at the date of termination, an amount equal to the average annual bonus paid to Mr. Van Treek in the previous two years and an amount equal to all outstanding and accrued vacation pay to the date of termination.  If employment is terminated as a result of a Control Change, the aggregate of two times annual compensation be paid upon termination, and that prior to a Control Change, a cash bonus be paid as determined by the Board and the Board, will take into consideration such matters as the Board sees fit, including, without limitation, the premium, if any, received by shareholders on the Control Change.

Compensation Decisions for 2015 Fiscal Year.

Performance cash-based bonuses.  In August, the Compensation Committee evaluated the performance of its named executive officers for the fiscal year ending June 30, 2014. Based on its review of Company and individual achievements it awarded the following bonuses:

•	Mr. Crupi - $50,000
•	Mr. Buffone - $20,000
•	Mr. Van Treek - $50,000

The bonus amounts awarded to Mr. Crupi and Mr. Buffone were associated with the successful implementation and execution of the market offering program (“ATM”) under which we may, at our discretion, sell up to $30.0 million of shares of our common stock from time to time through our sales agent, Cantor Fitzgerald & Co. (“Cantor”).

The bonus amount awarded to Mr. Van Treek was associated with the successful completion of the update Preliminary Economic Assessment report for our San Miguel project.

The amounts awarded to each officer were determined on a discretionary basis by the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table discloses compensation paid during the fiscal years ended June 30, 2014, 2013, and 2012 to (i) the Company's Chief Executive Officer, (ii) Chief Financial Officer and (ii) individual(s) who were the only executive officers, other than the Chief Executive Officer or Chief Financial Officer, serving as executive officers at the end of fiscal year whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”). No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

		Salary	Bonus	Stock Awards	Option Awards (1) (2)	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Christopher Crupi	2014	284,620	─	─	89,432	─	─	─	374,052
Chief Executive Officer	2013	300,270	100,000	─	117,624	─	─	─	517,894
	2012	298,532	─	─	336,600	─	─	─	635,132

Carlo Buffone	2014	200,000	─	─	126,466	─	─	─	326,466
Chief Financial Officer	2013	189,814	100,090	─	134,396	─	─	─	424,300
	2012	158,116	─	─	197,389	─	─	─	355,505

Glen Van Treek	2014	200,000	─	─	208,464	─	─	─	408,464
Chief Operating Officer and Vice President of Exploration	2013	200,000	175,000	─	175,409	─	─	─	550,409
	2012	191,666	─	─	290,606	─	─	─	482,272

Michael Clancy	2014	─	─	─	33,537	─	─	─	33,537
Secretary	2013	─	─	─	44,109	─	─	─	44,109
	2012	─	─	─	65,251	─	─	─	65,251

(1) The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years indicated in accordance with FASB ASC 718. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.

(2) Reflects the dollar value of all stock awards and stock options which we have disclosed in our financial statements.  Our audited financial statements have been filed with the Commission and included in our Annual Report on Form 10-K for the years ended June 30, 2014, 2013, and 2012.

Grant of Plan Based Awards

The grants of plan based awards under our Equity Incentive Plan to each executive officer, including named executive officers during the year ended December 31, 2013 are as follows:

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Unit	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base of Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)
Christopher Crupi	03/18/14	─	─	─	─	200,000	─	─	─	1.40	89,432
Carlo Buffone	03/18/14	─	─	─	─	250,000	─	─	─	1.40	111,790
Glen Van Treek	03/18/14	─	─	─	─	400,000	─	─	─	1.40	178,864
Michael Clancy	03/18/14	─	─	─	─	75,000	─	─	─	1.40	33,537

1.
Calculated using the Black-Scholes-Merton option pricing model. Please see Note 6 to the consolidated financial statements filed with our annual report on Form 10-K for the year ended June 30, 2014 for a description of certain assumptions made in connection with the valuation of these option awards.

Outstanding Equity Awards at Year End

The following table provides information regarding stock options held by our Named Executive Officers. As of June 30, 2014 each held the following options:

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Numbe of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Christopher Crupi	200,000	─	─	1.40	3/17/18	─	─	─	─
Christopher Crupi	200,000	─	─	1.70	5/2/16	─	─	─	─
Christopher Crupi	300,000	─	─	2.34	3/21/15	─	─	─	─
Carlo Buffone	250,000	─	─	1.40	3/17/18	─	─	─	─
Carlo Buffone	100,000	─	─	1.70	5/2/16	─	─	─	─
Carlo Buffone	140,000	─	─	2.66	10/31/16	─	─	─	─
Carlo Buffone (1)	85,000	56,666	─	2.74	12/19/14	─	─	─	─
Glen Van Treek	400,000	─	─	1.40	3/17/18	─	─	─	─
Glen Van Treek	100,000	─	─	1.70	5/2/16	─	─	─	─
Glen Van Treek	200,000	─	─	2.66	10/31/16	─	─	─	─
Glen Van Treek (1)	200,000	133,334	─	2.74	12/19/14	─	─	─	─
Michael Clancy	75,000	─	─	1.40	3/17/18	─	─	─	─
Michael Clancy	75,000	─	─	1.70	5/2/16	─	─	─	─
Michael Clancy	50,000	─	─	2.66	10/31/16	─	─	─	─

(1)
Stock option award vests and becomes exercisable when the Company’s share price meets the following conditions: 1/3rd upon ten day closing trading values of $3.25, 1/3rd upon ten day closing trading values of $3.75 and 1/3rd upon ten day closing trading values of $4.25. (The ten days do not have to be consecutive ten day period). Two of the above conditions have been met and therefore 2/3rd of the options are vested and exercisable.

Potential Payments upon Termination or Change-in-Control

The following table describes the potential payments and benefits under the Company’s compensation arrangements to which the NEOs would be entitled upon termination of employment following a change in control assuming the triggering event took place after the close of business on June 30, 2014 (i.e., the last business day of 2014)

Name and Position	Cash Severance Payments
Christopher Crupi, Chief Executive Officer and Director
Not for cause – involuntary	$350,000
Death or disability	$0
For Cause	$0
Termination subsequent to a Change of Control	$650,000
Carlo Buffone, Chief Financial Officer
Not for cause – involuntary	$250,000
Death or disability	$0
For Cause	$0
Termination subsequent to a Change of Control	$450,000
Glen Van Treek, Chief Operating Officer/VP of Exploration
Not for cause – involuntary	$262,500
Death or disability	$0
For Cause	$0
Termination subsequent to a Change of Control	$462,500

DIRECTOR COMPENSATION

The general policy of our Board is that compensation for independent directors should be a mix of cash and equity-based compensation.  For the fiscal year ended June 30, 2014, the Compensation Committee evaluated and recommended the appropriate level and form of compensation for independent directors.  The Compensation Committee will make such compensations evaluations and recommendations annually.  The Board reviews the Committee’s recommendations and then determines the amount of director compensation.

During the fiscal year ended June 30, 2014, independent directors were entitled to receive cash compensation of $7,500 per quarter.  Additional fees of $24,000, and $12,000 were paid to the Chairman of the Board, and the Chairman of the Audit Committee, respectively.

The following table discloses compensation paid to our directors during the fiscal year ended June 30, 2014:

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2) (3)	Non-equity Incentive Plan Compensation	All Other Compensation	Total
John Carden	$30,000	─	$40,095	─	─	$70,095
Michel Yvan Stinglhamber	30,000	─	40,095	─	─	70,095
Robert Dinning	54,000	─	64,527	─	─	118,527
Eliseo Gonzalez -Urien	30,000	─	40,095	─	─	70,095
Christopher Reynolds	42,000	─	63,409	─	─	105,409
Shawn Kennedy	30,000	─	35,773	─	─	65,773

(1)	Compensation for Mr. Crupi is included in the Summary Compensation Table.

(2)	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years indicated in accordance with FASB ASC 718 for stock awarded to our directors in 2011 and prior years. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named directors.

(3)	Reflects the dollar value of all stock awards and stock options which we have disclosed in our financial statements. Our audited financial statements have been filed with the SEC and included in our Annual Report on Form 10-K for the years ended June 30, 2014, 2013, and 2012.

Outstanding Equity Awards at Year End

The following table provides information regarding stock options held by our directors.  As of June 30, 2014 the following directors have been granted the following options:

Name	Grant Date	Number of Securities Underlying Options		Expiration Date	Exercise Price
John Carden	3/18/14	80,000	(1)	3/17/18	$1.40
John Carden	5/3/13	75,000	(1)	5/2/16	$1.70
John Carden	3/21/12	50,000	(1)	3/20/15	$2.34
John Carden	12/20/10	25,000	(2)	12/19/14	$2.74
Michel Yvan Stinglhamber	3/18/14	80,000	(1)	3/17/18	$1.40
Michel Yvan Stinglhamber	5/3/13	75,000	(1)	5/2/16	$1.70
Michel Yvan Stinglhamber	3/21/12	50,000	(1)	3/20/15	$2.34
Michel Yvan Stinglhamber	12/20/10	25,000	(2)	12/19/14	$2.74
Robert Dinning	3/18/14	125,000	(1)	3/17/18	$1.40
Robert Dinning	5/3/13	125,000	(1)	5/2/16	$1.70
Robert Dinning	3/21/12	100,000	(1)	3/20/15	$2.34
Robert Dinning	12/20/10	50,000	(2)	12/19/14	$2.74
Eliseo Gonzalez -Urien	3/18/14	80,000	(1)	3/17/18	$1.40
Eliseo Gonzalez -Urien	5/3/13	75,000	(1)	5/2/16	$1.70
Eliseo Gonzalez -Urien	3/21/12	50,000	(1)	3/20/15	$2.34
Eliseo Gonzalez -Urien	12/20/10	25,000	(2)	12/19/14	$2.74
Chris Reynolds	3/18/14	80,000	(1)	3/17/18	$1.40
Chris Reynolds	5/3/13	100,000	(1)	5/2/16	$1.70
Chris Reynolds	3/21/12	75,000	(1)	3/20/15	$2.34
Chris Reynolds	12/20/10	160,000	(2)	12/19/14	$2.74
Shawn Kennedy	3/18/14	80,000	(1)	3/17/18	$1.40
Shawn Kennedy	5/3/13	75,000	(1)	5/2/16	$1.70
Shawn Kennedy	1/1/13	112,500	(1)	12/31/14	$2.94
Shawn Kennedy	3/21/12	50,000	(1)	3/20/15	$2.34

(1)	Stock option award is fully vested and exercisable;

(2)
Stock option award vest and becomes exercisable when the Company’s share price meets the following conditions: 1/3rd upon ten day closing trading values of $3.25, 1/3rd upon ten day closing trading values of $3.75 and 1/3rd upon ten day closing trading values of $4.25. (The ten days do not have to be consecutive ten day period). Two of the above conditions have been met and therefore 2/3rd of the options are vested and exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of October 20, 2014 on which date there were 162,027,422 shares outstanding, inclusive of any shares which could be exercised pursuant to any options or warrants owned by the named individual, by (i) each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the SEC and certain other information, (ii) each of our “Named Executive Officers” and directors, and (iii) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities, which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners:

Name		Number of Shares of Common Stock and Options (12)	Number of Options	Percent of Class (13)
Christopher Crupi	(1)	4,764,766	700,000	3.0%
Christopher Reynolds	(2)	445,000	415,000	*
Michel Yvan Stinglehamber	(3)	380,000	230,000	*
FCMI Financial Corp.	(4)	24,444,234	-	15.2%
John Carden	(5)	255,000	230,000	*
Eliseo Gonzalez-Urien	(6)	390,000	230,000	*
Michael Clancy	(7)	275,000	200,000	*
Carlo Buffone	(8)	615,000	575,000	*
Glen Van Treek	(9)	900,000	900,000	*
Robert Dinning	(10)	598,168	400,000	*
Shawn Kennedy	(11)	617,235	317,500	*

All officers and directors as a group (10 persons)		9,240,169		5.7%

* Less than 1%

(1)	The business address for Mr. Crupi is 665 Anderson Street, Winnemucca, NV, 89445.

(2)	The mailing address for Christopher Reynolds is 106 Front Street East, 4th Floor, Toronto, Ontario, Canada, M5A 1E1.

(3)	The mailing address for Michel Yvan Stinglhamber is 665 Anderson Street Winnemucca, NV, 89445.

(4)	The mailing address for FCMI Financial Corp. is Suite 250, BCE Place, 181 Bay Street, Toronto, Ontario, Canada M3J 2T2.

(5)	The mailing address for John Carden is 665 Anderson Street Winnemucca, NV, 89445.

(6)	The mailing address for Eliseo Gonzalez-Urien is 665 Anderson Street Winnemucca, NV, 89445.

(7)	The business address for Michael Clancy is 160 Elgin Street, Ottawa, Ontario, Canada K1P 1C3.

(8)	The mailing address for Carlo Buffone is 665 Anderson Street, Winnemucca, NV, 89445.

(9)	The mailing address for Glen Van Treek is 665 Anderson Street, Winnemucca, NV, 89445.

(10)	The mailing address for Robert Dinning is 665 Anderson Street, Winnemucca, NV, 89445.

(11)	The mailing address for Shawn Kennedy is 665 Anderson Street, Winnemucca, NV, 89445.

(12)	Under Exchange Act Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 20, 2014.

(13)	Based on the number of currently issued and outstanding shares of common stock and warrants owned by the shareholder as a fraction of the total number of issued and outstanding shares of common stock.

The following table is a summary of our equity compensation plans as of June 30, 2014:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	5,767,500	$1.89	341,162
Equity compensation plans not approved by security holders	0	0	0
Total	5,767,500	1.89	341,162

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related party transactions, including the Sarbanes-Oxley Act of 2002.  A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Our Audit Committee has been charged with responsibility for approving all related party transactions as part of the Audit Committee’s overall responsibilities as set forth in its charter. In considering related party transactions, the Audit Committee takes into account the relevant available facts and circumstances.  In the event a director has an interest in the proposed transaction, the director must recuse himself from the deliberations and approval.

During the fiscal year ended June 30, 2014, independent directors received cash payments for their services as directors or members of committees of the Company’s Board in the amount of $198,000 (2013-$198,000; 2012-$240,500).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2014, Messrs. Dinning (Chair), Stinglhamber, Gonzalez-Urien, and Kennedy served as members of our Compensation Committee. None of the members of the Compensation Committee is a current or former officer or employee of Paramount, nor did any Compensation Committee member engage in any “related person” transaction that would be required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2013, none of Paramount’s executive officers served on the compensation committee (or equivalent) or on the board of directors of another entity whose executive officers served on our Compensation Committee or our Board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock (“Section 16 Insiders”) to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

To our knowledge based solely on a review of the copies of such reports furnished to us and the Section 16 Insiders’ representations to us for the year ended June 30, 2014, our Section 16 Insiders complied with their respective filing requirements under Section 16(a) on a timely basis, except as follows: Form 4 was not  filed on March 18, 2014 by Michael Clancy with respect to the acquisition  of 75,000 stock options on March 18, 2014; Form 4 was not filed by Michel Stinglhamber with respect to the acquisition of 80,000 stock options on March 18, 2014;  Form 4 was not filed by John Carden with respect to the acquisition of 80,000 stock options on March 18, 2014; Form 4 was not filed by Robert Dinning with respect to the acquisition of 125,000 stock options on March 18, 2014.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Paramount’s common stock began trading on the American Stock Exchange (now known as the NYSE MKT) on August 1, 2007 under the symbol “PZG.” Paramount’s common stock also trades on the TSX under the same symbol and on the Deutsche Börse under the symbol “P6G.” There is a limited market for our common stock. Prior to trading on the NYSE MKT, Paramount’s common stock traded on the Over-the-Counter Bulletin Board.

Until August 26, 2005, there was no posted bid or ask price for our common stock when we began to trade on the Over-the-Counter Bulletin Board. The following table sets forth the high and low prices for our common stock for the periods indicated:

	High	Low
Year Ending June 30, 2014
First Quarter	$1.69	$1.12
Second Quarter	$1.38	$0.89
Third Quarter	$1.45	$0.79
Fourth Quarter	$1.33	$0.86
Year Ending June 30, 2013
First Quarter	$2.78	$2.10
Second Quarter	$2.68	$2.08
Third Quarter	$2.39	$1.89
Fourth Quarter	$2.17	$1.05
Year Ending June 30, 2012
First Quarter	$3.37	$2.07
Second Quarter	$3.00	$2.05
Third Quarter	$2.75	$2.20
Fourth Quarter	$2.47	$2.01
Year Ending June 30, 2011
First Quarter	$1.59	$1.19
Second Quarter	$3.99	$1.61
Third Quarter	$4.42	$3.09
Fourth Quarter	$4.01	$2.67
Year Ending June 30, 2010
First Quarter	$1.55	$1.17
Second Quarter	$1.50	$1.12
Third Quarter	$1.81	$1.40
Fourth Quarter	$1.93	$1.26
Year Ended June 30, 2009
First Quarter	$1.75	$0.64
Second Quarter	$0.64	$0.26
Third Quarter	$0.88	$0.36
Fourth Quarter	$1.88	$0.70

The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

On October 24, 2014, the last trading day for which information was available prior to the date of this proxy statement, the high and low sale prices for Paramount common stock as reported on the NYSE MKT were $0.79 and $0.66 per share, respectively, and the closing sale price on that date was $0.78. Paramount’s stockholders should obtain a current market quotation for Paramount common stock before making any decision with respect to the Proposals. On October 20, 2014, there were approximately 120 shareholders of record of Paramount common stock and 21,905 beneficial holders in street name.

Holders of Paramount common stock are entitled to receive such dividends as our Board of Directors may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board and will be subject to limitations imposed under Delaware law.

FUTURE STOCKHOLDER PROPOSALS

Stockholder Recommendations

While there are no formal procedures for stockholders to submit director recommendations, the Nominating Committee will consider candidates recommended by stockholders in writing. Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such stockholder recommendations must signed by the stockholder recommending the director candidate for consideration, must be submitted to the attention of Mr. Stinglhamber, chairman of the Nominating Committee, 665 Anderson Street, Winnemucca, Nevada, 89445.

Stockholders may recommend candidates at any time, but to be considered by the Nominating Committee for the annual election of directors at the 2015 annual meeting, the recommendation must be received no later than 120 days before the first anniversary of the date of mailing this proxy statement for the 2014 annual meeting.  Any candidates recommended by a stockholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.  In considering director candidates recommended by stockholders, the Nominating Committee will also take into account such factors as it considers relevant, including the length of time that the submitting stockholder has been a stockholder of Paramount and the aggregate amount of the submitting stockholder’s investment in Paramount.  Paramount has never received any recommendations for director candidates from stockholders.

Under the regulations of the SEC, if the date of the 2015 annual meeting were to change by more than 30 days from the date of the 2014 annual meeting, any such proposal must be received by Paramount a reasonable time before printing and mailing its proxy materials in order for the proposals to be considered for inclusion in the 2015 Proxy Statement.  In either event, the proxy solicited by Paramount’s Board for the 2014 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting if Paramount has not received written notice of such proposal by the deadline.

DIRECTIONS TO THE MEETING

The annual meeting of shareholders will be held at The Westin Beach Resort, (Rio Vista 1 Room) 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304.  Directions to the Meeting:

From Miami International Airport (MIA)

•	Take Route 112 East and continue for about 4 miles.
•	Exit to Interstate 95 North, then continue on I-95 North for about 24 miles.
•	Take Exit 29 A for Sunrise Boulevard/ Route 838
•	Merge right on to Sunrise Boulevard and continue for about 5 miles
•	Turn right (South) onto State Road A1A

From West

•	Travel on Interstate 75 East, which will turn into Interstate 595 East.
•	Take Exit 12 B to merge on to Route 1 North and continue for about 2 miles
•	Turn right onto SE 17th Street and continue for about 3.5 miles

From Fort Lauderdale-Hollywood International Airport (FLL)

•	Exit the airport on Terminal Drive
•	Follow signs to merge onto Route 1 North toward Fort Lauderdale and continue for about 2.5 miles
•	Turn right onto SE 17th Street and continue for about 3.5 miles

From North

•	Travel South on I-95
•	Take Exit 29 for Sunrise Boulevard
•	At traffic light, turn left onto Sunrise Boulevard
•	Turn right (South) onto State Road A1A/ Fort Lauderdale Beach Boulevard

Attendance at the 2014 annual meeting of shareholders is limited to shareholders.  Admission to the meeting will be on a first-come, first served basis.

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring shareholder action.  Proposal No. 1 requests the election of seven directors to the Board.  Proposal No. 2 requests the ratification of the appointment of MNP LLP as the Company’s independent registered public accounting firm for the year ended June 30, 2014.  Proposal No. 3 requests an advisory vote on executive compensation.  Each of the proposals is discussed in more detail in pages that follow.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Meeting, seven directors will be elected to serve a one year term or until the next annual stockholders meeting or until such director's successor shall have been elected and qualified following such director’s earlier death, resignation or removal.

Our Board has nominated Christopher Crupi, Christopher Reynolds, Michel Yvan Stinglhamber, John Carden, Robert Dinning, Shawn Kennedy and Eliseo Gonzalez-Urien. All nominees are currently members of the Board.

Each nominee has expressed his willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. If a nominee becomes unavailable before the election, the proxies may be voted for one or more substitute nominees designated by the Board, or the Board may decide to reduce the number of directors.

Set forth below is certain information with respect to each director nominee.

•	Christopher Crupi

Mr. Crupi is a chartered accountant and has served as our CEO and director since April 2005. Mr. Crupi founded the Company in March 2005 and oversees the administrative and operational activities of the Company. From 2000 to 2004, Mr. Crupi was a Vice President of PricewaterhouseCoopers LLP, an international accounting firm. Mr. Crupi received his Bachelor of Commerce degree from the University of Ottawa in 1992 and a Chartered Accountant designation in 1995.

•	Christopher Reynolds

Mr. Reynolds joined Paramount as a director in 2009.  Mr. Reynolds has over 20 years of mineral industry and public accounting experience and is currently the Vice President Finance and Chief Financial Officer of Seabridge Gold Inc., a TSX and NYSE listed corporation. He previously served as Vice President, Finance and Chief Financial Officer of Norsemont Mining Inc. and as Senior Vice President, CFO and Secretary of Southern Era Diamonds Inc. He has held various finance and accounting positions at Southern Platinum Corp., TVX Gold Inc., Inmet Mining Corporation and Price Waterhouse, now PricewaterhouseCoopers. Mr. Reynolds also served as a director of Arizona Star Resource Corp.  Mr. Reynolds became a Certified General Accountant in 1994 and received a B.A. (Economics) from McGill University in 1987.

•	Robert Dinning

Mr. Dinning joined Paramount as a director, in March 2008.  Mr. Dinning is a Chartered Accountant, and life time member of the Alberta Institute of Chartered Accountants.  Mr. Dinning has operated a consulting practice since 1977.  He has an extensive background in corporate finance, primarily in mining and high tech industries. Mr. Dinning has been an officer and director of public and private companies for over 35 years, including various companies in both the United States and Canada.   Mr. Dinning is currently a director or officer of 6 other public companies and currently serves as Chairman, President and CEO of Meadow Bay Gold Corp, a TSX listed corporation, and President and CEO of Simba Energy Inc, a TSX Venture listed corporation in the business of oil and gas exploration.

•	John Carden, Ph.D

Dr. Carden joined the Company as a director in September 2006.  He currently is principal Geologic Consultant for Otis Gold Corporation.  Dr. Carden has more than 30 years of experience in exploration management, teaching and research.  Since 2001 he has been a geologic consultant and a director of several of junior resource companies each which were TSX Venture Exchange listed companies.  Dr. Carden worked as Senior Minerals Geologist for Exxon Minerals and later was Director of U.S. Exploration from 1992 until 1998 for Echo Bay Mines.  He is a Professional Geologist in the State of Washington.  Dr. Carden received his B.Sc. and M.Sc. in geology from Kent State University in Ohio, and his doctorate in geology from the Geophysical Institute at the University of Alaska in 1978.

•	Michel Yvan Stinglhamber

Mr. Stinglhamber joined the Company as a director in May 2007.  Mr. Stinglhamber has significant experience in the Mexican mining industry. He currently represents Umicore Belgium in Mexico, a materials technology company, and serves as a director for Unimet SA de CV, a wholly owned subsidiary of Umicore Belgium which is active in the fields of precious metals exploration. Mr. Stinglhamber is also the Chairman of the Mining Group-Compania Minera Misiones SA de CV, a mining company located in Mexico.  He is also on the board of directors of Marina Costa Baja in Mexico.
Since 1991, Mr. Stinglhamber has been involved in a number of mining ventures in Mexico. He was the president of the Belgo Luxemburg Mexican Chamber of Commerce in 1987, and in 2002, was awarded the Belgian decoration of “Officer of the Crown”.

•	Eliseo Gonzalez-Urien

Mr. Gonzalez-Urien joined our Board in March 2009.  He currently serves as a member of the board of directors of Seabridge Gold. He is an exploration geologist with over 30 years of experience in the mining industry. From 1989 through 2001 Mr. Gonzalez-Urien held various executive positions with Placer Dome Inc. including senior vice president of the parent company and president of Placer Dome Exploration Inc. During this period he was charged with responsibility for Placer Dome’s worldwide exploration activities. Prior to Placer Dome, Mr. Gonzalez-Urien held senior positions with BHP-Utah Inc. and Noranda. He holds a degree in geology from the University of Santiago, Chile, followed by post graduate studies in geology at the University of California, Berkley.

•	Shawn Kennedy

Mr. Kennedy joined Paramount as a director in 2010.  Mr. Kennedy incorporated X-Cal in 1981 as a private company under the name of X-Calibre Resources. In 1985 the company was listed on the Toronto Stock Exchange and the name changed to X-Cal. Mr. Kennedy has served as President and director of X-Cal since incorporation. His first prospector's license was issued in British Columbia in 1974.

Required Vote

Regarding the election of directors, if a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to withhold authority are considered properly cast; broker non-votes are not treated as votes cast. As a result, banks and brokers will not be able to vote on the election of directors without instructions from the beneficial owners. We encourage all stockholders who hold shares through a bank, broker or other holder of record to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

Board of Directors’ Recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED IN PROPOSAL NO. 1 — ELECTION OF DIRECTORS.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT
OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of MNP LLP as Paramount’s independent registered public accounting firm for the fiscal year ending June 30, 2015 and is submitting this selection for ratification by our stockholders at the Meeting. In the event that our stockholders do not ratify the selection of MNP LLP, the Board will consider making a change in auditors for the fiscal year ending June 30, 2015.

Fees Paid to Auditors

The following table set forts the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended June 30, 2014 and June 30, 2013.

	2014	2013
Audit Fees (1)	$110,810	$120,609
Audit-Related Fees (2)
Tax Fees (3)	28,295	13,012
All Other Fees
Total	$139,105	$133,621

(1)
Audit fees relate to professional services rendered in connection with the audit of the Paramount’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Paramount’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit related fees comprise of fees for professional services that are reasonably related to the performance of the audit or review of Paramount’s financial statements not reported under the heading “Audit Fees”

(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by MNP LLP, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by our independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter authorizes the Audit Committee to appoint a subcommittee of one or more members of the Audit Committee and/or to pre-approve non-audit services by establishing detailed pre-approval policies as to the particular service, provided that the Audit Committee is informed of each service pre-approved (no less frequently than at each meeting of the Audit Committee) and that no pre-approval shall be delegated to Paramount’s management except as permitted by applicable law and regulation. In considering whether to pre-approve any non-audit services, the Audit Committee (or its delegees) considers whether the provision of such services is compatible with maintaining the independence of our independent registered public accounting firm.

Required Vote

In order to become effective, the proposal to ratify the appointment of MNP LLP as Paramount’s independent registered public accounting firm for the year ending June 30, 2015 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote.  Broker non-votes will not be counted in evaluating the results of the vote.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MNP LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3 – ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted on July 21, 2010.  This federal statute enables our shareholders to vote to approve, on a non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC and is commonly referred to as “say-on-pay.”

                This advisory stockholder vote gives you, as a stockholder, the opportunity to advise us whether you approve of the Company’s executive compensation program and policies.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who are critical for the Company’s success in dynamic and competitive markets.  To accomplish this goal, compensation is designed to reward performance and align the interest of its executive team with those long-term interests of its shareholders.  The Company believes that its executive compensation program and its various components which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its shareholders.

The Compensation Discussion and Analysis contained in this Proxy Statement, beginning on page 14, describes the Company’s executive compensation program and the decisions made by the Compensation Committee in the Company’s 2014 fiscal year in more detail.

The Company believes the compensation program for the named executive officers is instrumental in helping the Company achieve a strong performance of its Common Stock.

We are asking our shareholders to indicate their support for our executive compensation program as described in this proxy statement.  This say-on-pay proposal gives our shareholders the opportunity to express their views on our fiscal year 2015 executive compensation.  The vote is not intended to address any specific item of compensation, but rather overall compensation of our named executive officers as disclosed pursuant to the SEC Compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).

As an advisory vote, this proposal is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.

Required Vote

Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present or represented by proxy at the Meeting and entitled to vote.  Broker non-votes will not be counted in evaluating the results of the vote.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS A VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

## Annual Meeting Proxy Card

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - CHRISTOPHER CRUPI | ☐ | ☐ | 02 - MICHEL YVAN STINGLHAMBER | ☐ | ☐ | 03 - JOHN CARDEN | ☐ | ☐ |
| 04 - ROBERT DINNING | ☐ | ☐ | 05 - CHRISTOPHER REYNOLDS | ☐ | ☐ | 06 - ELISEO GONZALEZ-URIEN | ☐ | ☐ |
| 07 - SHAWN KENNEDY | ☐ | ☐ | | | | | | |

### B Non-Voting Items

**Change of Address** — Please print your new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark the box to the right if you plan to attend the Annual Meeting. ☐

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1UPX

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 pm, EST, on December 17, 2014. Vote by Internet • Go to www.investorvote.com/PZG • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas Annual Meeting Proxy Card q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A   Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors:For  Withhold 01 - CHRISTOPHER CRUPI 04 - ROBERT DINNING 07 - SHAWN KENNEDY 02 - MICHEL YVAN  STINGLHAMBER 05 - CHRISTOPHER REYNOLDS 03 - JOHN CARDEN 06 - ELISEO GONZALEZ-URIEN 2. Vote on ratification of MNP LLP as our independent  registered accountants. For   Against  Abstain 3. Say on Pay - An advisory vote on the approval of  executive compensation For   Against  Abstain Change of Address — Please print your new address below.Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box.

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of
Paramount Gold and Silver Corp Shareholders

18, 12, 2014, The Westin Beach Resort, 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on December 18, 2014:
The proxy statement and annual report to shareholders are available at www.paramountgold.com/PZGProxy.pdf.

q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — PARAMOUNT GOLD AND SILVER CORP.

Notice of 2014 Annual Meeting of Shareholders

The Westin Beach Resort, 321 North Fort Lauderdale Beach Boulevard, Ft. Lauderdale, FL, 33304 — December 18, 2014

CHRISTOPHER CRUPI AND CARLO BUFFONE, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Paramount Gold and Silver Corp. to be held on December 18, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)